Exhibit 99.2

SurveyMonkey Announces Fourth Quarter and Full Year 2020 Financial Results

22% Year-over-Year Revenue Growth, Over $45 Million in Free Cash Flow in Full Year 2020

Full Year 2020 Enterprise Sales Revenue Exceeds $100 Million, Increases 65% Year-over-Year

SAN MATEO, Calif. — February 11, 2021 — SurveyMonkey (Nasdaq: SVMK), a leader in agile software solutions for customer experience, market research, and survey feedback, today reported fourth quarter and full year financial results for the period ended December 31, 2020.

“The SurveyMonkey team remained focused in a challenging 2020, delivering 22% year-over-year revenue growth, over $45 million in free cash flow, and agile, new products and solutions that help customers listen, learn, and take action for their stakeholders,” said Zander Lurie, chief executive officer of SurveyMonkey. “Our Q4 book of business remained strong with more than 500 new enterprise customers like Avon, Carrefour, Evernote, Headspace, Mulberry, and Norwegian Cruise Lines, and we are confident we can move further up-market in 2021 through continued product innovation that helps even more enterprises turn feedback into action.”

Q4 2020 Key Results

●	Total revenue was $101.0 million, an increase of 20% year-over-year.
●

Enterprise sales revenue was $29.8 million, an increase of 39% year-over year. Enterprise sales revenue accounted for approximately 29% of total revenue, up from approximately 25% in Q4 2019. We ended the quarter with approximately 8,200 enterprise sales customers, up 24% from approximately 6,600 in Q4 2019.

●	Self-serve revenue was $71.2 million, an increase of 13% year-over-year.
●	Deferred revenue was $170.6 million, an increase of 21% year-over-year. Remaining performance obligations (RPO) were $187.9 million, an increase of 17% year-over-year.
●

Paying users totaled approximately 820,300, an increase of approximately 99,400, or 14% from approximately 720,900 in Q4 2019, and an increase of approximately 17,100 paying users from Q3 2020. Approximately 88% of our paying users were on annual plans, up from 84% a year ago.

●	Average revenue per user was $494, up approximately 6% from $467 in Q4 2019.
●	GAAP operating margin was negative 16.0% and non-GAAP operating margin was 7.2%.
●	GAAP net loss was $18.3 million and GAAP diluted net loss per share was $0.13. Non-GAAP net income was $5.1 million and non-GAAP diluted net income per share was $0.03.
●	Net cash provided by operating activities was $11.6 million and free cash flow was $9.5 million for 11.5% and 9.4% margin, respectively.

Full Year 2020 Key Results

●	Total revenue was $375.6 million, an increase of 22% year-over-year.
●	Enterprise sales revenue was $107.9 million, an increase of 65% year-over year.
●	Self-serve revenue was $267.7 million, an increase of 11% year-over-year.
●	GAAP operating margin was negative 21.7% and non-GAAP operating margin was 2.7%.
●	GAAP net loss was $91.6 million and GAAP diluted net loss per share was $0.65. Non-GAAP net loss was $0.7 million and non-GAAP diluted net loss per share was $0.01.
●	Net cash provided by operating activities was $55.6 million and free cash flow was $45.6 million for 14.8% and 12.1% margin, respectively.
●	Cash and cash equivalents totaled $224.4 million and total debt was $213.6 million for net cash of $10.8 million as of December 31, 2020.

Full Year 2020 Business Milestones

Launched new products and solutions

●

Launched the GetFeedback platform, SurveyMonkey’s powerful and agile customer experience (CX) solution that helps organizations set up their CX program within days to quickly understand and act on customer insights.

●	Launched the expert solutions suite of market research tools that simplifies product and marketing concept and creative testing with built-in methodology and AI-Powered Insights.
●	Launched new survey templates and resources to assist with pandemic-related distance learning, remote work and return to work issues.

Helped customers navigate through challenges of the pandemic

●	The Rhode Island Department of Health (RIDOH) deployed SurveyMonkey’s Enterprise Solution and Salesforce integration in approximately 11 days to assist in monitoring COVID-19’s impact.
●	Global supermarket giant Carrefour Group is using GetFeedback’s multi-channel agile CX solution to effectively leverage customer feedback and improve the online shopping experience for its customers.
●

SurveyMonkey’s return to work solutions have been instrumental in helping Carlex Glass ensure the health of its employees and keep work sites productive and safe, and resulted in approximately $9,000 in savings per day in overtime.

New partnerships and integrations with leading systems of record

●

New integrations with Microsoft Teams, Zoom Video Communications, Salesforce Commerce Cloud, and ServiceNow help organizations prepare for the future of work by advancing digital transformation and improving the feedback experience of stakeholders.

●

Launched the SurveyMonkey Technology Ecosystem Program (STEP), an expanded partner platform that will allow companies to build, launch, and scale their SurveyMonkey integrations with developer resources and go-to-market opportunities.

Expanded executive team

●

Announced the hiring of Ken Ewell as the company’s first Chief Customer Officer, Antoine Andrews as its first Chief Diversity and Social Impact Officer,  Graham Douglas as our new EMEA sales executive to grow the CX business in the region, and Karen Budell as new Vice President of Brand Marketing.  The company also promoted Sasa Ferrari to Vice President of Talent Acquisition, and Janelle Lopez to Vice President on the People Team.

Made progress on the company’s diversity, equity and inclusion and social impact initiatives

●

Announced its vendor diversity initiative, launched resources for advancing racial equity, and became a Charter Member of The Board Challenge, a new initiative to help improve the representation of Black directors in corporate U.S. boardrooms.

●	Surpassed the milestone of $15 million raised for non-profit organizations through the Contribute platform, and released its Inaugural Social Impact Report.

Achieved industry recognition

●

Ranked #2 by G2 in its 2020 report of 100 best global software companies, and several employer awards: Best Companies for Women to Advance by Parity.org, National Capital Region’s Top Employer (Canada), Fortune’s Best Workplaces in the Bay Area, and Glassdoor Best Places to Work: Employee Choice Award.

SurveyMonkey posted a shareholder letter with its fourth quarter and full year 2020 financial results and management commentary on its investor relations website at investor.surveymonkey.com.

Financial Outlook

For the first quarter and full year of 2021, SurveyMonkey currently expects the following:

	Q1 2021	FY 2021
Revenue	$99.5 million - $101.5 million	$436 million - $443 million
Non-GAAP operating margin	(2.0%) to 0.0%	2% to 4%
Free cash flow	NA	$43 million - $48 million

For the first quarter of 2021, the company expects basic and diluted weighted average shares outstanding to be approximately 144 million. For the full year 2021, the company expects basic weighted average shares to be approximately 148 million and dilutive weighted average shares to be approximately 155 million. For a detailed explanation of the company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information

SurveyMonkey senior management will host a conference call today to discuss the company’s Q4 and full year 2020 financial results. This call is scheduled to begin at 2:00 pm PT / 4:00 pm ET and can be accessed by dialing (833) 900-1542 or (236) 712-2281 (ID: 4386735). An archived webcast of the conference call will be accessible on SurveyMonkey’s Investor Relations page, investor.surveymonkey.com. A telephonic replay of the conference call will be available until Thursday, February 18, 2021, and can be accessed by dialing (800) 585-8367 or (416) 621-4642 and entering the passcode 4386735#.

About SurveyMonkey

SurveyMonkey is a leader in agile software solutions for customer experience, market research, and survey feedback. The company’s platform empowers more than 20 million active users to analyze and act on feedback from employees, customers, website and app users, and market research respondents. SurveyMonkey’s products, enterprise solutions, and integrations enable more than 345,000 organizations to deliver better customer experiences, increase employee retention, and unlock growth and innovation. Ultimately, SurveyMonkey's vision is to raise the bar for human experiences by amplifying individual voices.

Investor Relations Contact:

Gary J. Fuges, CFA

investors@surveymonkey.com

Media Contact:

Sandra Gharib

pr@surveymonkey.com

Source: SVMK Inc.

SVMK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$224,390	$131,035
Accounts receivable, net	24,177	17,795
Deferred commissions, current	5,429	3,078
Prepaid expenses and other current assets	10,520	9,382
Total current assets	264,516	161,290
Property and equipment, net	18,924	35,072
Operating lease right-of-use assets	56,986	63,904
Capitalized internal-use software, net	29,462	33,156
Acquisition intangible assets, net	21,207	33,150
Goodwill	468,764	462,927
Deferred commissions, non-current	10,018	5,384
Other assets	7,940	9,376
Total assets	$877,817	$804,259
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,348	$2,677
Accrued expenses and other current liabilities	15,198	16,077
Accrued compensation	32,149	24,031
Deferred revenue, current	169,872	139,990
Operating lease liabilities, current	8,318	8,381
Debt, current	1,900	1,900
Total current liabilities	230,785	193,056
Deferred revenue, non-current	760	1,015
Deferred tax liabilities	5,153	4,870
Debt, non-current	211,716	213,616
Operating lease liabilities, non-current	74,487	82,668
Other non-current liabilities	8,560	7,050
Total liabilities	531,461	502,275
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	835,444	705,143
Accumulated other comprehensive income (loss)	5,208	(444)
Accumulated deficit	(494,297)	(402,716)
Total stockholders’ equity	346,356	301,984
Total liabilities and stockholders’ equity	$877,817	$804,259

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2020	2019	2020	2019
Revenue	$100,975	$84,324	$375,610	$307,421
Cost of revenue (1)(2)	21,065	20,321	83,917	76,524
Gross profit	79,910	64,003	291,693	230,897
Operating expenses:
Research and development (1)	29,793	24,614	112,989	90,545
Sales and marketing (1)(2)	43,832	36,908	172,376	123,573
General and administrative (1)	22,457	21,994	87,909	83,288
Restructuring	—	—	—	(66)
Total operating expenses	96,082	83,516	373,274	297,340
Loss from operations	(16,172)	(19,513)	(81,581)	(66,443)
Interest expense	2,370	3,279	10,257	14,157
Other non-operating income, net	(159)	(521)	(1,436)	(3,962)
Loss before income taxes	(18,383)	(22,271)	(90,402)	(76,638)
Provision for (benefit from) income taxes	(95)	(977)	1,179	(2,779)
Net loss	$(18,288)	$(21,294)	$(91,581)	$(73,859)
Net loss per share, basic and diluted	$(0.13)	$(0.16)	$(0.65)	$(0.56)
Weighted-average shares used in computing basic and diluted net loss per share	142,827	134,969	139,887	131,568

(1)	Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Cost of revenue	$1,221	$853	$4,450	$3,658
Research and development	8,418	5,296	30,693	21,159
Sales and marketing	4,611	3,236	19,707	11,950
General and administrative	6,338	5,813	24,317	23,478
Stock-based compensation, net of amounts capitalized	$20,588	$15,198	$79,167	$60,245

(2)	Includes amortization of acquisition intangible assets as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Cost of revenue	$1,682	$1,917	$7,495	$5,365
Sales and marketing	1,124	1,363	5,107	3,630
Amortization of acquisition intangible assets	$2,806	$3,280	$12,602	$8,995

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Year Ended December 31,
(in thousands)	2020	2019
Cash flows from operating activities
Net loss	$(91,581)	$(73,859)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	47,822	45,133
Non-cash leases expense	13,092	12,537
Stock-based compensation expense, net of amounts capitalized	79,167	60,245
Deferred income taxes	814	(3,676)
Bad debt expense	1,352	432
Gain on sale of a private company investment	(1,001)	(1,001)
Other	1,588	(157)
Changes in assets and liabilities:
Accounts receivable	(7,643)	(7,671)
Prepaid expenses and other assets	(12,106)	(5,172)
Accounts payable and accrued liabilities	1,148	8,318
Accrued compensation	7,865	2,232
Deferred revenue	29,742	31,181
Operating lease liabilities	(14,629)	(13,890)
Net cash provided by operating activities	55,630	54,652
Cash flows from investing activities
Acquisitions, net of cash acquired	—	(114,603)
Purchases of property and equipment	(782)	(2,450)
Capitalized internal-use software	(9,220)	(12,034)
Proceeds from sale of a private company investment and other	1,095	1,001
Net cash used in investing activities	(8,907)	(128,086)
Cash flows from financing activities
Proceeds from stock option exercises	42,150	47,678
Proceeds from employee stock purchase plan	6,719	5,344
Repayment of debt	(2,200)	(2,200)
Net cash provided by financing activities	46,669	50,822
Effect of exchange rate changes on cash	(461)	(76)
Net increase (decrease) in cash, cash equivalents and restricted cash	92,931	(22,688)
Cash, cash equivalents and restricted cash at beginning of period	131,683	154,371
Cash, cash equivalents and restricted cash at end of period	$224,614	$131,683
Supplemental cash flow data:
Interest paid for term debt	$9,590	$13,502
Income taxes paid	$583	$756
Non-cash investing and financing transactions:
Fair value of common stock issued as acquisition consideration	$—	$36,204
Stock compensation included in capitalized software costs	$2,243	$3,503
Lease liabilities arising from obtaining right-of-use assets, net	$—	$7,937
Derecognized financing obligation related to building due to adoption of ASC 842	$—	$92,009
Derecognized building due to adoption of ASC 842	$—	$71,781

SVMK INC.

SUPPLEMENTAL DISAGGREGATED REVENUE DATA (unaudited)

Quarterly Disaggregated Revenue

		Three Months Ended
(in thousands)	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Self-serve revenue	$71,197	$68,001	$65,398	$63,107	$62,948	$61,348	$60,071	$57,619
Enterprise revenue	29,778	27,428	25,543	25,158	21,376	17,969	15,068	11,022
Revenue	$100,975	$95,429	$90,941	$88,265	$84,324	$79,317	$75,139	$68,641

Annual Disaggregated Revenue

	Year Ended December 31,
(in thousands)	2020	2019	2018
Self-serve revenue	$267,703	$241,986	$220,822
Enterprise revenue	$107,907	65,435	33,502
Revenue	$375,610	$307,421	$254,324

Self-serve revenues are generated from products purchased independently through our website.

Enterprise revenues are generated from products sold to organizations through our sales team.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Reconciliation of GAAP to Non-GAAP (Loss) Income from Operations

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2020	2019	2020	2019
GAAP Loss from operations	$(16,172)	$(19,513)	$(81,581)	$(66,443)
GAAP Operating margin	(16)%	(23)%	(22)%	(22)%
Stock-based compensation, net	20,588	15,198	79,167	60,245
Amortization of acquisition intangible assets	2,806	3,280	12,602	8,995
Restructuring	—	—	—	(66)
Non-GAAP (Loss) Income from operations	$7,222	$(1,035)	$10,188	$2,731
Non-GAAP Operating margin	7%	(1)%	3%	1%

Reconciliation of GAAP to Non-GAAP Loss and Loss per diluted share

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2020	2019	2020	2019
GAAP Net Loss	$(18,288)	$(21,294)	$(91,581)	$(73,859)
GAAP Net loss per diluted share	$(0.13)	$(0.16)	$(0.65)	$(0.56)
Weighted-average shares used to compute GAAP net loss per diluted share	142,827	134,969	139,887	131,568

Stock-based compensation, net	20,588	15,198	79,167	60,245
Amortization of acquisition intangible assets	2,806	3,280	12,602	8,995
Restructuring	—	—	—	(66)
Gain on sale of a private company investment	—	—	(1,001)	(1,001)
Income tax effect on Non-GAAP adjustments (2)	34	254	106	(966)

Non-GAAP Net (Loss) Income	$5,140	$(2,562)	$(707)	$(6,652)
Non-GAAP Net (Loss) Income per diluted share	$0.03	$(0.02)	$(0.01)	$(0.05)
Weighted-average shares used to compute Non-GAAP net loss per diluted share	148,995	134,969	139,887	131,568

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring and gain on sale of a private company investment. Non-GAAP adjustments pertain to the income tax effects of amortization of acquisition-related intangible assets.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Calculation of Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Net cash provided by operating activities	$11,643	$9,419	$55,630	$54,652
Purchases of property and equipment	(10)	(424)	(782)	(2,450)
Capitalized internal-use software	(2,169)	(2,441)	(9,220)	(12,034)
Free cash flow	$9,464	$6,554	$45,628	$40,168

Supplemental GAAP and Non-GAAP Information

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2020	2019	2020	2019
GAAP Gross profit	$79,910	$64,003	$291,693	$230,897
GAAP Gross margin	79%	76%	78%	75%
Stock-based compensation, net	1,221	853	4,450	3,658
Amortization of acquisition intangible assets	1,682	1,917	7,495	5,365
Non-GAAP Gross profit	$82,813	$66,773	$303,638	$239,920
Non-GAAP Gross margin	82%	79%	81%	78%

GAAP Research and development	$29,793	$24,614	$112,989	$90,545
GAAP Research and development margin	30%	29%	30%	29%
Stock-based compensation, net	8,418	5,296	30,693	21,159
Non-GAAP Research and development	$21,375	$19,318	$82,296	$69,386
Non-GAAP Research and development margin	21%	23%	22%	23%

GAAP Sales and marketing	$43,832	$36,908	$172,376	$123,573
GAAP Sales and marketing margin	43%	44%	46%	40%
Stock-based compensation, net	4,611	3,236	19,707	11,950
Amortization of acquisition intangible assets	1,124	1,363	5,107	3,630
Non-GAAP Sales and marketing	$38,097	$32,309	$147,562	$107,993
Non-GAAP Sales and marketing margin	38%	38%	39%	35%

GAAP General and administrative	$22,457	$21,994	$87,909	$83,288
GAAP General and administrative margin	22%	26%	23%	27%
Stock-based compensation, net	6,338	5,813	24,317	23,478
Non-GAAP General and administrative	$16,119	$16,181	$63,592	$59,810
Non-GAAP General and administrative margin	16%	19%	17%	19%

(1)	Please see Appendix A for explanation of non-GAAP measures used.

APPENDIX A

SVMK INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP (loss) income from operations, Non-GAAP operating margin, Non-GAAP net loss, Non-GAAP net loss per diluted share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin,  Non-GAAP general and administrative, Non-GAAP general and administrative margin, and free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures are that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts are not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts.  For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP (loss) income from operations, Non-GAAP operating margin: We define Non-GAAP (loss) income from operations as GAAP loss from operations excluding stock-based compensation, net, amortization of acquisition intangible assets and restructuring. Non-GAAP operating margin is defined as Non-GAAP (loss) income from operations divided by revenue.

Non-GAAP net (loss) Income, Non-GAAP net (loss) Income per diluted share: We define Non-GAAP net (loss) Income as GAAP net loss excluding stock-based compensation, net, amortization of acquisition intangible assets, restructuring, gain on sale of a private company investment, and including the income tax effect on Non-GAAP adjustments. Non-GAAP net (loss) Income per diluted share is defined as Non-GAAP net (loss) Income divided by the weighted-average shares outstanding.

Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net and amortization of acquisition intangible assets. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.

Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net and amortization of acquisition intangible assets. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.

Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.

We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe these measures are useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:

•

Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

•

Amortization of acquisition intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquisition intangible assets will recur in future periods.

•

Restructuring: Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to past acquisitions and/or strategic initiatives.  However, we may incur these expenses in future periods in connection with any new acquisitions and/or strategic initiatives.

•

Gain on sale of a private company investment: Gain on sale of a private company investment was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.

For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures.

Free cash flow: We define free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our financial outlook, outstanding shares, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers;  privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations;

intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Annual Report on Form 10-K that will be filed for the year ended December 31, 2020, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release and in the attachments is as of February 11, 2021, and we undertake no obligation to update this information.